UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41390	84-5052822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (425) 635-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, one redeemable warrant and one right	BLACU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	BLAC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	BLACW	The Nasdaq Stock Market LLC
Right to receive one-tenth (1/10) of one share of common stock	BLACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 17, 2024, Bellevue Life Sciences Acquisition Corp. (the “Company”) issued an unsecured promissory note (the “Promissory Note”) in the principal amount of $50,000 to Bellevue Global Life Sciences Investors LLC (“BGLSI”), the sponsor of the Company.

The Promissory Note is not interest bearing and is payable in full on the earlier of: (i) December 31, 2024 or (ii) the date on which the Company consummates an initial business combination (the “Maturity Date”). In the event that the Company does not consummate a business combination on or prior to the time provided in the Company’s Amended and Restated Certificate of Incorporation (as subject to extension), BGLSI agrees to forgive the principal balance of the Promissory Note, except to the extent of any funds remaining outside of the Company’s trust account, if any. The following shall constitute an event of default: (i) a failure to pay the principal within five business days of the Maturity Date and (ii) the commencement of a voluntary or involuntary bankruptcy action.

The foregoing description of the Promissory Note is qualified in its entirety by reference to the full text of the Promissory Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 15, 2024, the Company received a letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company no longer meets the minimum 300 public holders requirement for The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(3) (the “Minimum Public Holders Requirement”). The Notice stated that the Company had 45 calendar days, or until April 1, 2024, to submit a plan to regain compliance with the Minimum Public Holders Requirement.

On April 1, 2024, the Company submitted to Nasdaq a plan to regain compliance with the Minimum Public Holders Requirement. On April 17, 2024, the Company received a written notice from Nasdaq indicating that the staff of Nasdaq (the “Staff”) has determined, based on its review of the Company’s compliance plan, to grant the Company an extension of time to regain compliance with the Minimum Public Holders Requirement. The terms of the extension are as follows: on or before August 13, 2024, the Company must file with Nasdaq documentation from its transfer agent, or independent source, that demonstrates that its common stock has a minimum of 300 public holders. In the event the Company does not satisfy the terms, the Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the Staff’s determination to a Listing Qualifications Panel.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Promissory Note, dated April 17, 2024, issued by Bellevue Life Sciences Acquisition Corp. to Bellevue Global Life Sciences Investors LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2024

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:	/s/ Kuk Hyoun Hwang
Name:	Kuk Hyoun Hwang
Title:	Chief Executive Officer